Exhibit 5.1

6 March 2009

MF Global Ltd. Clarendon House 2 Church Street Hamilton HM 11 Bermuda	DIRECT LINE:	+1 441 299 4954
	E-MAIL:	Marcello.Ausenda@conyersdillandpearman.com
	OUR REF:	MAA/anh/corpdocs278914
YOUR REF:

Dear Sirs:

MF Global Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 6 March 2009 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 22,252,667 common shares, par value US$1.00 each, currently registered in the name of Man Group UK Limited (the “Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Secretary of the Company on 6 March 2009, copies of minutes of a meeting of the board of directors of the Company (the “Board”) held on 3 March 2009 (together, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (g) that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the “Companies Act”), and the consent to the issue and free transfer of the Company’s shares given by the Bermuda Monetary Authority as of 15 June 2007 will not have been revoked or amended, (h) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled “Prospectuses and Public Offers” (i) that none of the parties to such documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by Man Group UK Limited as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	Based solely upon a review of the register of members of the Company dated 6 March 2009, prepared by, Computershare Services Ltd. the branch registrar of the Company, the Common Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Validity of the Common Shares” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman